Exhibit 4.5


NUMBER                                                    SHARES



          INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                         GRANT GEOPHYSICAL, INC.

                     8% CONVERTIBLE PREFERRED STOCK

                       $0.001 PAR VALUE PER SHARE


     THIS  CERTIFIES THAT _______________________________ is the owner of
______________________ fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated __________________



    _________________________               ________________________
                    Secretary                              President


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     The Corporation will furnish without charge to each  stockholder who
so   requests,   the   powers,  designations,  preferences  and  relative
participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.